SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                        Ryan's Family Steak Houses, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                        RYAN'S FAMILY STEAK HOUSES, INC.
                          405 LANCASTER AVENUE (29650)
                           POST OFFICE BOX 100 (29652)
                              GREER, SOUTH CAROLINA


                                 March 28, 2002



To Our Shareholders:

         We cordially invite you to attend the Annual Meeting of Shareholders of Ryan's Family Steak Houses, Inc. on Wednesday, May 1, 2002. The meeting will begin at 11:00 a.m. at the Greenville/Spartanburg Airport Marriott in Greenville, South Carolina.

         The official Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed with this letter. The Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

         THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT. TO ENSURE PROPER REPRESENTATION OF YOUR SHARES AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will ensure that your vote will be counted if you are unable to attend.

                                                     Sincerely,

                                                     /s/ Janet J. Gleitz

                                                     Janet J. Gleitz
                                                     Secretary

                        RYAN'S FAMILY STEAK HOUSES, INC.
                          405 LANCASTER AVENUE (29650)
                           POST OFFICE BOX 100 (29652)
                              GREER, SOUTH CAROLINA

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 2002
                    ----------------------------------------


To Our Shareholders:

         Ryan's Family Steak Houses, Inc. will hold its Annual Meeting of Shareholders at the Greenville/Spartanburg Airport Marriott, Greenville, South Carolina, on Wednesday, May 1, 2002, at 11:00 a.m. for the following purposes:

         (1) To elect seven (7) directors to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

         (2) To vote on a proposal to approve the Ryan's Family Steak Houses, Inc. 2002 Stock Option Plan;

         (3) To consider and vote on a proposal to ratify the appointment of KPMG LLP as independent auditors for Ryan's for the current fiscal year; and

         (4) To transact any other business properly presented at the meeting or any adjournment.

         If you were a shareholder of record at the close of business on March 6, 2002, you may vote at the Annual Meeting.

                                  By Order of the Board of Directors,

                                  /s/ Janet J. Gleitz

                                  Janet J. Gleitz
                                  Secretary

March 28, 2002
Greer, South Carolina


         A PROXY CARD IS ENCLOSED. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED, POSTAGE-PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU RETURN YOUR SIGNED PROXY CARD, YOU RETAIN YOUR RIGHT TO VOTE IF YOU ATTEND THE MEETING.

                        RYAN'S FAMILY STEAK HOUSES, INC.
                          405 LANCASTER AVENUE (29650)
                           POST OFFICE BOX 100 (29652)
                              GREER, SOUTH CAROLINA
                                 (864) 879-1000

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

         The Board of Directors of Ryan's Family Steak Houses, Inc. is furnishing this Proxy Statement in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders to be held at 11:00 a.m. on Wednesday, May 1, 2002, at the Greenville/Spartanburg Airport Marriott, Greenville, South Carolina. The approximate mailing date of this Proxy Statement is March 28, 2002.

         Shareholders of record at the close of business on March 6, 2002, are entitled to notice of and to vote at the Annual Meeting. On that date, 29,533,000 shares of Ryan's Common Stock, $1.00 par value per share, were outstanding. Holders of Common Stock are entitled to one vote for each share held of record on March 6, 2002, on all matters properly presented at the Annual Meeting or any adjournment.

         If you give a proxy, you may revoke it at any time before it is exercised by:

          o submitting a written notice of revocation (dated later than the proxy card) to the Secretary at or before the Annual Meeting;

          o    submitting another proxy that is properly signed and later dated;
               or

          o voting in person at the meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy).

         Unless you decide to vote your shares in person, you may revoke your prior proxy by delivering a notice to the Secretary of Ryan's at the Annual Meeting or prior to the Annual Meeting to one of the above addresses, Attention:
Janet J. Gleitz.

         Unless you revoke your proxy by following the above instructions, your proxy will be voted as you specify. If you do not specify how to vote your shares, all shares represented by a proxy that is received by the Company's transfer agent will be voted FOR the proposal to elect as directors of Ryan's the nominees named in this Proxy Statement, FOR the proposal to approve the Ryan's Family Steak Houses, Inc. 2002 Stock Option Plan (the "2002 Stock Option Plan"), FOR the proposal to ratify the appointment of KPMG LLP as independent auditors for Ryan's for the current fiscal year, and in the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting and any and all adjournments and on matters incident to the conduct of the meeting.

         An automated system administered by Ryan's transfer agent tabulates the votes. The Company's bylaws require the presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock at March 6, 2002, to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in determining the number of shares present and able to vote. Each is tabulated separately. In connection with the election of directors, the proposal to approve the 2002 Stock Option Plan, and the proposal to ratify the appointment of KPMG LLP as independent auditors, abstentions and broker non-votes are not counted.

         Directors will be elected by a plurality of votes cast at the Annual Meeting. Shareholders do not have a right to cumulate their votes for directors. Approval of the 2002 Stock Option Plan and ratification of the appointment of KPMG LLP as independent auditors will require the affirmative vote of holders of a majority of the shares voting on the issue at the Annual Meeting.

                              ELECTION OF DIRECTORS
                             (ITEM #1 ON THE PROXY)

         The following seven persons are nominees for election at the Annual Meeting as directors to serve until the next annual meeting or until their successors are duly elected and qualified: Charles D. Way, G. Edwin McCranie, Barry L. Edwards, James M. Shoemaker, Jr., Harold K. Roberts, Jr., James D. Cockman, and Brian S. MacKenzie. Unless you indicate otherwise, the persons named in the enclosed proxy card intend to nominate and vote for these nominees.

         Management believes that all of the nominees will be available and able to serve as directors, but if any nominee is not available or able to serve, the Common Stock represented by the proxies will be voted for the substitute that the Board of Directors designates.

         The following table lists for each nominee for director the name, age, principal occupation, years of service as a director, and Common Stock beneficially owned as of March 6, 2002.


                                                                                                        PERCENT OF
                                                                                                       OUTSTANDING
                                                                                    AGGREGATE         REPRESENTED BY
                                                                                 NUMBER OF SHARES    AGGREGATE NUMBER
                                                                                   BENEFICIALLY         OF SHARES
                                                                    DIRECTOR      OWNED AS OF         BENEFICIALLY
NAME                         AGE        PRINCIPAL OCCUPATION          SINCE     MARCH 6, 2002 (5)       OWNED (6)
----                         ---        --------------------        --------    -----------------       ---------

Charles D. Way (1)(2)....     49   Chairman of the Board, President    1981          362,470(7)            1.2%
                                     and Chief Executive Officer of
                                     Ryan's

G. Edwin McCranie (2)....     53   Executive Vice President of         1991          189,547               0.6%
                                     Ryan's

Barry L. Edwards (3)(4)..     54   Executive Vice President and        1982           70,731               0.2%
                                      Chief Financial Officer,
                                      SOURCECORP, INC.

James M. Shoemaker, Jr.       69   Member, Wyche, Burgess,             1982           68,235(8)            0.2%
(2)(4)...................             Freeman & Parham, P.A.

Harold K. Roberts, Jr. (1)    51   President and Chief Executive       1988           45,000               0.2%
(3)(4)...................             Officer, Statewide Title, Inc.

James D. Cockman (1)(2)..     69   Investor                            1993           47,000               0.2%

Brian S. MacKenzie (2)(3)     50   Chief Operating Officer, Samling    1993           46,000(9)            0.2%
                                      Strategic Corporation SDN
                                      BHD
                                   Chief Executive Officer, Paper
                                      Space, Inc.

----------------------

(1) Member of the Nominating Committee. The Nominating Committee met once during fiscal 2001 to recommend members of the Board. Ryan's Nominating Committee will consider nominees to the Board recommended by shareholders of Ryan's for the 2003 Annual Meeting of Shareholders. See "Proposals of Shareholders".
(2) Member of the Long-Range Planning Committee. The committee met once during fiscal 2001 to provide long-term direction for Ryan's.
(3) Member of the Compensation Committee. The committee met twice during fiscal 2001 to review and submit to the Board recommendations respecting the salary, bonus and option grants under Ryan's 1998 Stock Option Plan to the Company's executive officers and key employees.
(4) Member of the Audit Committee. The Audit Committee met with representatives of Ryan's independent auditors once during fiscal 2001 to review the scope and results of their audit.
(5)  Includes  260,000  shares for Mr.  Way,  173,000  shares for Mr.  McCranie,

                                        2

     50,000 shares for Mr. Edwards, 50,000 shares for Mr. Shoemaker, 40,000 shares for Mr. Roberts, 40,000 shares for Mr. Cockman and 40,000 shares for Mr. MacKenzie that may be acquired within 60 days of March 6, 2002, through the exercise of stock options.
(6) Under Rule 13d-3 of the Securities Exchange Act of 1934, as amended, the percentages of total outstanding shares were computed assuming that shares that can be acquired within 60 days of March 6, 2002, upon the exercise of options by a given person are outstanding, but shares others may similarly acquire are not outstanding.
(7) Mr. Way's wife owns 10,380 of these shares. Mr. Way may be deemed to share voting and investment power regarding these shares.
(8) Mr. Shoemaker's wife owns 2,000 of these shares. Mr. Shoemaker may be deemed to share voting and investment power regarding these shares.
(9) A trust for the benefit of Mr. MacKenzie's minor child holds 500 of these shares.

      The Board met five times during fiscal 2001. All directors attended personally or by telephone all meetings of the Board and committees on which they served.

BUSINESS EXPERIENCE OF NOMINEES FOR DIRECTOR

         Charles D. Way became the Chairman of the Board of Ryan's in October 1992. Mr. Way became President and Chief Executive Officer of Ryan's in October 1989. From June 1988 to October 1989, he served as President. From May 1986 to June 1988, he served as Executive Vice President, Treasurer and Secretary. From January 1981 through April 1986, he served as Vice President-Finance, Treasurer and Secretary. Mr. Way joined Ryan's in June 1979 as Controller. Mr. Way is also a director of World Acceptance Corporation.

         G. Edwin McCranie was promoted to Executive Vice President of Ryan's in January 1995. From November 1991 to December 1994, he served as Executive Vice President-Purchasing. From January 1989 to October 1991, he served as Vice President-Purchasing. Mr. McCranie joined Ryan's in 1986 and served as Director of Purchasing through 1988.

         Barry L. Edwards has served as Executive Vice President and Chief Financial Officer of SOURCECORP, INC., a provider of document and information outsourcing services, since August 2000. He served as Executive Vice President and Chief Financial Officer of AMRESCO, Inc., an asset management company, from November 1994 to March 2000. He served as Vice President and Treasurer of The Liberty Corporation, engaged primarily in the life insurance business, from 1979 to November 1994.

         James M. Shoemaker, Jr. has been an attorney with Wyche, Burgess, Freeman & Parham, P.A., the law firm that is general counsel to Ryan's, since 1965. Mr. Shoemaker also is a director of Palmetto Bancshares, Inc., One Price Clothing Stores, Inc., and Span-America Medical Systems, Inc.

         Harold K. Roberts, Jr. has served as President and Chief Executive Officer of Statewide Title, Inc., a real estate title insurance agency, since 1989. Mr. Roberts was a partner in the firm of Roberts and Morgan, certified public accountants, from October 1989 until December 1996.

         James D. Cockman is a private investor. From 1989 until 1992, he served as Chairman of the Sara Lee Food Service Division of Sara Lee Corp., which engages in the business of processing and distributing food products. In addition, Mr. Cockman was Chief Executive Officer of several Sara Lee operating companies for 17 years prior to 1989.

         Brian S. MacKenzie has served as Chief Operating Officer of Samling Strategic Corporation SDN BHD, a forest products manufacturing company, since October 1999 and as Chief Executive Officer of Paper Space, Inc., a distribution company, since June 2000. He served as Chief Operating Officer of New Hope Communications, Inc., a publishing company, from December 1998 to October 1999. He served as President and Chief Executive Officer of Builder Marts of America,

Inc. ("Builder Marts") from October 1993 to August 1998. From May 1991 to October 1993, he served as Builder Marts' President and Chief Operating Officer after serving as President of its Building Materials Retail Division from July 1990 to May 1991. Builder Marts is a wholesale distributor of building materials and supplies.

COMPENSATION OF DIRECTORS

         During 2001, Ryan's paid to directors who were not officers of the company an annual retainer of $20,000, plus $1,000 for each Board meeting attended, $500 for each committee meeting attended in person, and $250 for each committee meeting attended by teleconference. Under this arrangement, directors were paid as follows during fiscal 2001: Mr. Cockman, $25,500; Mr. Edwards, $25,750; Mr. MacKenzie, $26,000; Mr. Roberts, $26,250; and Mr. Shoemaker, $25,500. Directors who are also officers received no payments for attending Board or committee meetings.

         In addition, Ryan's grants options for 5,000 shares of Common Stock in January of each year to each director who is not an officer of the Company. Accordingly, on January 31, 2001 and January 31, 2002, Ryan's granted options for 5,000 shares of Common Stock to each of Messrs. Edwards, Shoemaker, Roberts, Cockman and MacKenzie. The options granted on January 31, 2001 had an exercise price of $9.25 per share (the per share market value on the date of grant), were immediately exercisable and expire on January 31, 2011. The options granted on January 31, 2002, had an exercise price of $21.63 per share (the per share market value on the date of grant), were immediately exercisable and expire on January 31, 2012.

VOTE REQUIRED TO ELECT DIRECTORS

         Directors will be elected by a plurality of votes cast at the Annual Meeting. Shareholders do not have a right to cumulate their votes for directors. Abstentions and broker non-votes are not counted in determining the votes cast for directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE LISTED IN THIS PROXY STATEMENT.


                    CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

         To the extent known to Ryan's, the only persons or groups that beneficially owned 5% or more of the outstanding shares of the Common Stock of Ryan's as of March 6, 2002 are shown in the following table:


           NAME AND ADDRESS                                      AMOUNT OF                 PERCENT OF
           OF BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP              CLASS
           -------------------                             --------------------            ----------

           Private Capital Management, Inc.(1)                 4,160,502(1)                  14.1%
             8889 Pelican Bay Boulevard, Suite 500
             Naples, FL 34108

                                                               2,403,300(2)                   8.1%
           Dimensional Fund Advisors Inc.(2)
             1299 Ocean Avenue, 11th Floor
             Santa Monica, CA 90401
----------------------

(1) Private Capital Management, Inc. ("PCMI") reported on February 10, 2002 that it has shared voting and dispositive power as to 4,160,502 shares of Common Stock. Bruce S. Sherman, Chief Executive Officer of PCMI, and Gregg
      J. Powers, President of PCMI, each has shared voting and dispositive power as to these shares of Ryan's Common Stock owned by PCMI's clients and managed by PCMI, but disclaims beneficial ownership of these shares.
(2) Dimensional Fund Advisors Inc. ("Dimensional") reported on January 30, 2002 that it serves as investment adviser or manager to certain investment companies, trusts and accounts (the "Funds") and as such has sole voting and sole dispositive power for all of the shares of Common Stock shown in the table. All shares of Common Stock shown in the table above are owned by the Funds, no one of which to the knowledge of Dimensional owns more than 5% of Ryan's Common Stock. Dimensional disclaims beneficial ownership of all these shares.

                               EXECUTIVE OFFICERS

         The following table provides the name, age, position with Ryan's, years of service as an officer of Ryan's and Common Stock beneficially owned as of March 6, 2002, by each executive officer of Ryan's and all executive officers and directors as a group. The executive officers are appointed by and serve at the pleasure of the Board of Directors. Unless otherwise indicated in the footnotes to the table, each executive officer has sole voting and investment power with respect to the shares indicated.

                                                                         AGGREGATE NUMBER   PERCENT OF OUTSTANDING
                                                                             OF SHARES          REPRESENTED BY
                                                            COMPANY        BENEFICIALLY       AGGREGATE NUMBER OF
                                  COMPANY OFFICES           OFFICER         OWNED AS OF      SHARES BENEFICIALLY
NAME                    AGE        CURRENTLY HELD            SINCE       MARCH 6, 2002(1)          OWNED(2)
----                    ---       ---------------           -------      ----------------          --------
Charles D. Way......    49    Chairman of the Board,         1981             362,470(3)             1.2%
                                President and Chief
                                Executive Officer
G. Edwin McCranie...    53    Executive Vice                 1989             189,547                0.6%
                              President and Director
Fred T. Grant, Jr...    46    Senior Vice President -        1990             108,865                0.4%
                                Finance, Treasurer and
                                Assistant Secretary
Alan E. Shaw........    43    Senior Vice President          1990             115,000                0.4%
                                Operations
Janet J. Gleitz.....    59    Secretary                      1988              33,100(4)             0.1%
Morgan A. Graham....    65    Vice President -               1991             129,585                0.4%
                                Construction
James R. Hart.......    54    Vice President -               1988             116,601                0.4%
                                Human Resources
Ilene T. Turbow.....    51    Vice President -               1995              50,162                0.2%
                                Marketing
All executive
officers and
directors as a group
(13 persons)........                                                        1,382,296                4.5%
---------------

(1) Includes 260,000 shares for Mr. Way, 173,000 shares for Mr. McCranie, 101,200 shares for Mr. Grant, 106,000 shares for Mr. Shaw, 29,500 shares for Ms. Gleitz, 125,000 shares for Mr. Graham, 107,924 shares for Mr. Hart, 45,490 shares for Ms. Turbow, and 1,168,114 shares for all executive officers and directors as a group that may be acquired within 60 days of March 6, 2002 through the exercise of stock options.
(2) Under Rule 13d-3 of the Exchange Act, percentages of total outstanding shares are computed assuming that shares that can be acquired within 60 days of March 6, 2002 upon the exercise of options by a given person or group are outstanding, but shares others may similarly acquire are not outstanding.
(3) Mr. Way's wife owns 10,380 of these shares. Mr. Way may be deemed to share voting and investment power regarding these shares.
(4) The pension plan of Acro International Inc., a company owned by Ms. Gleitz's husband, holds 2,500 of these shares.


         In 1996, Ryan's implemented a policy to encourage executive officers to own more of the Company's Common Stock, which would more closely align the personal financial interests of executive officers with shareholders' interests. The policy provides that, over 13 years, the value of an executive officer's Common Stock ownership should increase so that by the end of 2008 the value of an individual's stock holdings of Ryan's Common Stock equals 100% of his or her base salary. If an executive officer does not meet the target ownership value in a year, up to one-half of any bonus payable to that officer for that year will be paid in Ryan's Common Stock.


BACKGROUND OF EXECUTIVE OFFICERS

         Below is a summary of the backgrounds of Ryan's executive officers who are not also directors of Ryan's.

         Fred T. Grant, Jr., a certified public accountant, joined Ryan's in January 1990 as Director of Finance. He served in that position until April 1990, when he became Vice President-Finance. Mr. Grant served as Vice President-Finance, Treasurer and Assistant Secretary from January 1994 to November 2000, when he was named Senior Vice President-Finance, Treasurer and Assistant Treasurer.

         Alan E. Shaw joined Ryan's in 1979 and served as a store manager until being promoted to Supervisor in 1982, in which position he served until 1984. From 1984 through 1989, he served as Assistant Director of Operations and Regional Director of Operations prior to his promotion to Regional Vice
President-Operations in January 1990. Mr. Shaw served as Vice President-Operations from November 1991 to November 2000, when he became Senior Vice President-Operations.

         Janet J. Gleitz joined Ryan's in 1981 and served as Corporate Relations Administrator until June 1988, when she became Secretary.

         Morgan A. Graham has been Vice President-Construction since November 1991. After joining Ryan's in July 1987 as a Construction Superintendent, he served in several construction-related positions, including Project Manager, Architectural Coordinator, Procurement Manager and Director of Construction, until assuming his present position.

         James R. Hart joined Ryan's in 1979 and served as a store manager until September 1983. From that time, he served as Director of Human Resources until April 1988, when he became Vice President-Human Resources.

         Ilene T. Turbow joined Ryan's in April 1993 as Director of Marketing. She served in that position until August 1995, when she became Vice President-Marketing. Prior to joining Ryan's, Ms. Turbow was General Manager with Kaminsky's from 1992 to 1993, where she was responsible for store operations of a prototype restaurant concept. From 1985 to 1992, she was Vice President with Dawson Foodservice, Inc., a foodservice marketing firm.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows for the fiscal years 2001, 2000 and 1999 the cash compensation paid by Ryan's and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the chief executive officer and the four other executive officers with the highest total salaries and bonuses in 2001 (collectively the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE
                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                                         ----------------
                                                     ANNUAL COMPENSATION                     AWARDS
                                        ----------------------------------------------   ----------------
                                                                      OTHER ANNUAL         SECURITIES            ALL OTHER
        NAME AND             FISCAL        SALARY         BONUS       COMPENSATION         UNDERLYING           COMPENSATION
   PRINCIPAL POSITION         YEAR           ($)          ($)(1)         ($)(2)            OPTIONS (#)             ($)(3)
-------------------------  -----------  -------------  -----------  ------------------   ----------------    ----------------
Charles D. Way........        2001        374,818        426,000          4,206              40,000                 61,302(4)
  Chairman of the Board,      2000        364,914         73,000          2,017              40,000                 69,536
  President and Chief         1999        349,338        308,000            795              40,000                 38,252
  Executive Officer

G. Edwin McCranie.....        2001        220,626        219,674          4,638              25,000                 38,345(5)
  Executive Vice President    2000        205,972         48,307          2,289              25,000                 39,469
                              1999        193,693        154,133            856              25,000                 31,034

Fred T. Grant, Jr.....        2001        194,741        193,830          1,129              20,000                 32,196(6)
  Senior Vice President -     2000        182,991         42,914            714              20,000                 34,271
  Finance, Treasurer and      1999        171,895        136,654            429              20,000                 28,912
  Assistant Secretary

Alan E. Shaw..........        2001        219,626        194,600          2,396              22,500                 58,330(7)
  Senior Vice President -     2000        204,972         74,950          1,196              22,500                 44,953
  Operations                  1999        192,857        153,000            368              22,500                 33,116

James R. Hart.........        2001        155,857        132,912          1,255              15,000                 40,513(8)
  Vice President -            2000        147,010         29,547            876              15,000                 42,951
  Human Resources             1999        136,972         93,297            603              15,000                 36,895
----------------------

(1) All bonus amounts, except for those earned by Mr. Shaw, were earned during the indicated fiscal year and paid during the subsequent year. Mr. Shaw's bonuses are paid quarterly.
(2)  Amounts in this column were paid for the reimbursement of taxes.
(3) The components of "All Other Compensation" described below may include the following: (a) premiums Ryan's pays under its split-dollar life insurance coverage on the life of a participating executive officer for a period of ten years. Under the insurance plan, Ryan's must be repaid the aggregate amount of the premiums, without interest, at the earlier of the executive's death or termination of his employment; (b) Company matches made under the deferred compensation plan, a nonqualified plan that commenced in 1999 and provides benefits payable to officers and certain key executives or their designated beneficiaries at specified future dates or upon the termination of employment or death. Participants in the plan have the opportunity to
     (y) defer up to $150,000 of their compensation in excess of the Social Security wage base and (z) receive a matching contribution comparable to Ryan's 401(k) Plan without the restrictions and limitations in the Internal Revenue Code of 1986, as amended. Participant deferrals and Ryan's match are deposited each month in participant-owned insurance contracts that give each participant the opportunity to indicate a preference among various investment options. The return on these underlying investments determines the amount of earnings credit. Participants' contributions vest immediately

                                        7

     and Ryan's matching contributions vest after six years of employment, including prior service; and (c) the costs of equivalent term insurance related to a life insurance plan for officers and other key executives that provides for a death benefit equal to $6,002,000 for Mr. Way, $5,177,000 for Mr. McCranie, $1,477,000 for Mr. Grant, $5,556,000 for Mr.
     Shaw and $912,000 for Mr. Hart.
(4) "All Other Compensation" for Mr. Way includes Ryan's contributions of $4,319 to the 401(k) Plan to match a portion of the 2001 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. Way made to the Plan; estimated imputed premium amounts (based on prior claims history, past administrative charges and estimated medical inflation rates) of $5,324 for health insurance providing a level of coverage not otherwise available under Ryan's standard health plan; premium payments of $150 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; a premium payment of $2,428 for disability insurance; Ryan's estimate of the imputed benefit of $22,067 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan's on Mr. Way's life in the policy amount of $1,859,000; Company contributions to Ryan's deferred compensation plan, amounting to $22,786; and $4,228 for the cost of equivalent term insurance related to the insurance plan described in Footnote 3(c) above.
(5) "All Other Compensation" for Mr. McCranie includes Ryan's contributions of $2,000 to the 401(k) Plan to match a portion of the 2001 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. McCranie made to the Plan; estimated imputed premium amounts (based on prior claims history, past administrative charges and estimated medical inflation rates) of $5,324 for health insurance providing a level of coverage not otherwise available under Ryan's standard health plan; premium payments of $150 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; Ryan's estimate of the imputed benefit of $21,324 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan's on Mr. McCranie's life in the policy amount of $1,695,000; Company contributions to Ryan's deferred compensation plan, amounting to $4,259; and $5,288 for the cost of equivalent term insurance related to the insurance plan described in Footnote 3(c) above.
(6) "All Other Compensation" for Mr. Grant includes Ryan's contributions of $1,916 to the 401(k) Plan to match a portion of the 2001 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. Grant made to the Plan; estimated imputed premium amounts (based on prior claims history, past administrative charges and estimated medical inflation rates) of $5,324 for health insurance providing a level of coverage not otherwise available under Ryan's standard health plan; premium payments of $150 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; Ryan's estimate of the imputed benefit of $20,118 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan's on Mr. Grant's life in the policy amount of $1,675,000; Company contributions to Ryan's deferred compensation plan, amounting to $3,799; and $889 for the cost of equivalent term insurance related to the insurance plan described in Footnote 3(c) above.
(7) "All Other Compensation" for Mr. Shaw includes Ryan's contributions of $1,240 to the 401(k) Plan to match a portion of the 2001 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. Shaw made to the Plan; estimated imputed premium amounts (based on prior claims history, past administrative charges and estimated medical inflation rates) of $5,324 for health insurance providing a level of coverage not otherwise available under Ryan's standard health plan; premium payments of $150 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; Ryan's estimate of the imputed benefit of $28,085 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan's on Mr. Shaw's life in the policy amount of $1,782,000; Company contributions to Ryan's deferred compensation plan, amounting to $20,827; and $2,704 for the cost of equivalent term insurance related to the insurance plan described in Footnote 3(c) above.
(8) "All Other Compensation" for Mr. Hart includes Ryan's contributions of $1,200 to the 401(k) Plan to match a portion of the 2001 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. Hart made to the Plan; estimated imputed premium amounts (based on prior claims history, past administrative charges and estimated medical inflation rates) of $5,324 for health insurance providing a level of coverage not otherwise available under Ryan's standard health plan; premium payments of $150 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; Ryan's estimate of the imputed benefit of $23,339 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan's on Mr. Hart's life in the policy amount of $1,623,000; Company contributions to Ryan's deferred compensation plan, amounting to $9,573; and $927 for the cost of equivalent term insurance related to the insurance plan described in Footnote 3(c) above.

SUMMARY OF OPTION GRANTS, OPTION EXERCISES AND HOLDINGS

         The following table illustrates the value of the stock options granted to the Named Executive Officers during fiscal 2001:

                                             OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------
                                                                                                              MARKET PRICE
                           NUMBER OF                                                                           REQUIRED TO
                           SECURITIES       PERCENT OF TOTAL                                                 REALIZE GRANT
                           UNDERLYING        OPTIONS GRANTED     EXERCISE                    GRANT DATE       DATE PRESENT
                            OPTIONS         TO EMPLOYEES IN        PRICE        EXPIRATION     PRESENT            VALUE
       NAME              GRANTED (#)(1)     2001 FISCAL YEAR       ($/SH)         DATE       VALUE ($)(2)       ($/SH)(3)
--------------------    ----------------   ------------------   -----------     ----------   ------------    ---------------
Charles D. Way....           40,000               4.7%             17.79        10/19/2011      291,600           25.08
G. Edwin McCranie.           25,000               3.0%             17.79        10/19/2011      182,250           25.08
Fred T. Grant, Jr.           20,000               2.4%             17.79        10/19/2011      145,800           25.08
Alan E. Shaw......           22,500               2.7%             17.79        10/19/2011      164,025           25.08
James R. Hart.....           15,000               1.8%             17.79        10/19/2011      109,350           25.08
-----------------

(1)  These options are all currently exercisable.
(2) In accordance with Securities and Exchange Commission ("SEC") rules, the dollar amounts under this column were calculated using the Black-Scholes based option valuation model. Use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of stock price. The valuation assumes an expected volatility of 0.29, a 0% dividend yield, a 7-year holding term prior to exercise, and a risk-free rate of return of 4.53%, reflecting the yield on a zero coupon U.S. Treasury security for the holding term prior to exercise of the option. No adjustment was made for non-transferability or risk of forfeiture. The actual value of the options, if any, will depend on the extent, if any, to which the market value of the Common Stock exceeds the exercise price of the option on the date of exercise.
(3) In order to obtain the Grant Date Present Value shown, the market price of the Common Stock would need to be $25.08 in present value terms.

         The following table shows option exercises, the unexercised options held as of the end of fiscal 2001 and the value of unexercised options for each Named Executive Officer.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                  OPTIONS AT 2001              OPTIONS AT 2001
                                                                 FISCAL YEAR END (#)         FISCAL YEAR END ($)(2)
                              SHARES                           -----------------------     ---------------------------
                            ACQUIRED ON     VALUE REALIZED          EXERCISABLE/                  EXERCISABLE/
          NAME               EXECISE (#)       ($) (1)              UNEXERCISABLE                UNEXERCISABLE
---------------------      --------------  ---------------     -----------------------     ---------------------------
Charles D. Way.....           120,000         1,177,800                260,000/0                   2,807,100/0
G. Edwin McCranie..            20,000           137,525                173,000/0                   1,900,105/0
Fred T. Grant, Jr..            41,000           419,955                101,200/0                   1,009,992/0
Alan E. Shaw (3) ..            39,000           331,110                124,700/0                   1,252,802/0
James R. Hart......            20,900           122,172                107,924/0                   1,199,005/0
----------------------

(1) The value realized of exercised options is the product of (a) the excess of the per share fair market value of the Common Stock on the date of exercise over the per share option exercise price, and (b) the number of shares acquired upon exercise.
(2) The value of unexercised in-the-money options for each officer was calculated as follows: (a) the product of the market price of the Common Stock as of January 2, 2002, and the number of shares covered by the in-the-money options held by such officer, minus (b) the product of the exercise price with respect to such options and the number of shares covered by such options.

(3) Mr. Shaw exercised options covering 18,700 shares on February 14, 2002. To comply with SEC rules, this exercise will be reported in the proxy statement for the 2003 annual meeting.

DEFERRED COMPENSATION - SALARY CONTINUATION AGREEMENT

         The Company is party to a Deferred Compensation - Salary Continuation Agreement with Mr. Charles Way. The agreement provides for cash payments of $60,000 per year for each of the 20 years following Mr. Way's retirement, death or total disability, with retirement age set at 55. These benefits began vesting 10% per annum in 1987 and are now fully vested. The total deferred compensation liability as of December 31, 2001 relating to this agreement was $343,728. An aggregate of $25,461 of deferred compensation was accrued under this agreement for the benefit of Mr. Way during fiscal 2001. Ryan's is the owner and beneficiary of a life insurance policy on the life of Mr. Way. The Company expects that the cost of benefits under this arrangement will be paid through a combination of general corporate funds and the cash surrender value of the insurance policy.

EXECUTIVE EMPLOYMENT AGREEMENTS

         In February 2001, each of Messrs. Way, McCranie, Grant and Hart (each an "Executive") entered into an Employment, Noncompetition and Severance
Agreement with Ryan's Family Steak Houses TLC, Inc. ("Ryan's TLC"), a wholly-owned subsidiary of Ryan's. Each agreement specified a base annual salary for the officer, subject to annual review by Ryan's Board of Directors. In addition to annual salary, each agreement provides for participation in Ryan's TLC's Executive Bonus Plan, discretionary stock option grants and other executive-level benefits.

         Each agreement contains an "evergreen" term provision so that, until an Executive is 60 years old, the term of the agreement runs for the next two-year period. Either Ryan's TLC or the Executive may cause the term to become fixed to a two-year term from the date of notice. At age 60, the term converts to a five-year period, with the agreement expiring at age 65.

         The agreement also contains noncompetition provisions. Each Executive is prohibited from hiring current and certain former Ryan's employees and from working for a competing restaurant business for a period of two years following termination of employment at Ryan's.

         Each Executive is also eligible for severance payments resulting from certain termination circumstances. Severance payments, when applicable, will be based on the sum of Executive's most recent annual salary and the average of the most recent three years of bonus payments (this sum is referred to as "Annual Compensation"). If an Executive is terminated by Ryan's for reasons other than "cause" (or for "cause" after a change of control, as defined in the agreement), the severance payment will be equal to one times Annual Compensation or, for termination without cause after a change of control, two times Annual Compensation. "Cause" includes material criminal fraud, material dereliction of duties, intentional material damage to Ryan's TLC's property or business, commission of a material felony or repeated failure to carry out the Board's or the CEO's reasonable directions. Following a change of control, an "involuntary termination" by the Executive results in a severance payment equal to two times Annual Compensation, while a voluntary termination by the Executive after a change of control results in a severance payment equal to one times Annual Compensation. "Involuntary termination" is defined as a termination by the Executive following a change of control due to a change in the Executive's position, authority, status or duties, change in the agreement's terms (including the rolling two-year termination date), reduction in compensation or benefits, forced relocation outside the Greenville, South Carolina metropolitan area or significant increase in travel requirements. In addition, termination by the Executive due to a material breach of the agreement by Ryan's TLC (after notice and a cure period) results in a severance payment equal to two times Annual Compensation. All other termination circumstances do not result in any severance payment.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires Ryan's directors, executive officers, and greater-than-10% stockholders to file reports with the SEC and NASDAQ on changes in their beneficial ownership of Ryan's Common Stock and to provide the Company with copies of the reports. Based on review of these reports and of certifications furnished to the Company, the Company believes that all of these reporting persons complied with their filing requirements for 2001.


                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee (the "Committee") of the Board of Directors periodically submits to the Board recommendations respecting the salary, bonus and other compensation to be provided to Ryan's executive officers and grants options for shares of Ryan's Common Stock to the Company's executive officers and employees. The Committee is composed entirely of independent, nonemployee directors who have not served as officers of Ryan's and have no interlocking relationships, as defined by the Securities and Exchange Commission. The Committee provides the following report.

EXECUTIVE OFFICER COMPENSATION

         The Committee attempts to act on the shareholders' behalf in establishing executive compensation programs, for our shareholders ultimately bear the cost of these programs. Ryan's adopts and administers its executive compensation policies and specific executive compensation programs in accordance with that objective. The Committee annually reviews Ryan's corporate performance and that of its executive officers to determine appropriate compensation. The Committee seeks to achieve a balance between our need to attract and retain qualified and motivated executives, on the one hand, and maximizing our operating performance, on the other.

         The Committee's executive compensation philosophy is to set compensation levels in its discretion that provide for compensation opportunities that reflect company and individual performances. Ryan's current executive compensation structure consists of base salary, incentive cash bonuses and stock options.

         Over the years, the Committee has attempted to set executive officer cash compensation amounts at levels somewhat lower than levels that the Committee believes prevail within the restaurant industry, and has complemented these cash amounts with significant stock option grants.

         The Committee adjusted the salaries for all executive officers except Mr. Way in 2001 based upon the recommendations of Mr. Way. Mr. Way considered factors that were generally subjective, such as his perception of individual performance and the level of individual responsibility. Mr. Way recommended increases in the base salaries of executive officers ranging from 4% to 7%. The Committee determined that these increases were appropriate to compensate executive officers for the increased level of responsibility associated with the increase in Ryan's size.

         The Committee generally grants stock options on an annual basis at an exercise price equal to the stock market price at the time of grant. The grants provide Ryan's executive officers and key employees with an equity ownership opportunity in Ryan's and with incentives to maximize shareholder value. The Committee can grant stock options at its discretion and is not required to award grants within any given 12-month period. In October 2001, the Committee made an option grant to each executive officer shown in the table titled "Option Grants in Last Fiscal Year." In determining the size of any stock option grant, the Committee considered the following qualitative factors: the Committee's perception of Ryan's overall performance; the individual's performance; the potential effect that the individual's future performance may have on Ryan's; and the number of options previously granted to the individual. The Committee gave each of these factors approximately equal weight.

         During 2001, Alan Shaw, Vice President-Operations, was paid quarterly bonuses based on four factors: same-store sales comparisons; net earnings per share compared to the immediately preceding year; customer service as reported through a "hidden shopper" program; and various other subjective considerations, including management turnover, team work and creativity. The first two factors were given a combined weight of approximately 80%. The Committee considered each of these factors and awarded bonuses to Mr. Shaw as noted in the Summary Compensation Table.

         During 2001 the Committee continued an Executive Bonus Plan to provide additional incentives to its other executive officers. The bonus plan covers seven of Ryan's eight executive officers. Alan Shaw participates in the plan described above. Pursuant to the plan, each year the Committee establishes a percentage of each participating executive's annual base salary, ranging from 20% - 40%, as a target bonus amount. The executive is eligible to receive this bonus amount, or a portion or multiple thereof, if the executive meets or exceeds objectives set by the Committee.

         In the case of all executive officers other than Charles Way and Alan Shaw, the receipt of the target bonus was based upon the achievement of Company objectives related to increases in same-store sales (50% weight), increases in net earnings per share (20% weight), and subjective departmental and personal objectives (30% weight). Ryan's performance during 2001 was significantly above targeted levels for same-store sales and for net earnings per share. In reviewing net earnings per share, the Committee also considered the impact of the 52-week reporting period for 2001 compared to the 53-week reporting period for 2000. Based on management's estimate, the 53rd week of 2000 added approximately $.05 to 2000's net earnings per share. When combined with performance of departmental and personal objectives, bonus payouts were generally 184% greater than targeted levels.

         In the case of Mr. Way, the receipt of his entire target bonus was based upon the achievement of Company objectives related to increases in same-store sales (70% weight) and increases in net earnings per share (30% weight). Ryan's performance during 2001 was significantly above targeted levels for same-store sales and for net earnings per share. In reviewing net earnings per share, the Committee also considered the impact of the 52-week reporting period for 2001 compared to the 53-week reporting period for 2000 discussed above. Accordingly, Mr. Way's bonus payout was 184% greater than the targeted level. In early 2002, the Committee considered each of these objectives and awarded bonuses as noted in the Summary Compensation Table in accordance with the Bonus Plan.

         The Omnibus Budget Reconciliation Act of 1993 denies publicly traded companies the ability to deduct for federal income tax purposes certain compensation paid (including income on exercised stock option grants) to top executive officers in excess of $1 million per person. The Committee intends to administer Ryan's executive compensation programs in such a way that anticipated compensation to executive officers will be fully deductible under the Internal Revenue Code, including submitting plans for shareholder approval where necessary and determining compensation on an objective basis where necessary.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Way joined Ryan's in 1979, has served as its President and Chief Executive Officer since 1989, and became Chairman of the Board in 1992. In setting Mr. Way's compensation, the Committee tends to set a relatively low base salary for an individual with Mr. Way's responsibilities and emphasize stock option grants as a component of his overall compensation package. The Committee believes that this approach to Mr. Way's compensation has resulted in an appropriate alignment of his long-term rewards from Ryan's with the interests of shareholders.

         During 2001, the Committee adjusted Mr. Way's base salary upward by approximately 3%. In making this adjustment, the Committee considered subjective factors including the perception of the Committee as to Mr. Way's overall performance and objective factors such as the increase in Ryan's earnings per share, operating margins, and return on equity. Each of these factors was given approximately equal weight. In addition, Mr. Way received a bonus of $426,000 pursuant to the bonus plan described above because Ryan's same-store sales and net earnings per share for 2001 significantly exceeded target levels.

         In addition, in October 2001, the Committee granted Mr. Way options with respect to 40,000 shares of Common Stock. In determining the size of this grant, the Committee considered the following qualitative factors: the Committee's perception of Ryan's overall performance; Mr. Way's performance; the potential effect of his future performance on Ryan's; and the number of options previously granted to him. Each of these factors was given approximately equal weight. At fiscal 2001 year-end, the value of Mr. Way's outstanding exercisable in-the-money stock options was $2,807,100 as compared to $479,471 at the end of 2000, an increase of 485.5%. The Committee believes that the stock options provide Mr. Way with appropriate incentives to promote long-term shareholder value.

COMPENSATION COMMITTEE

         Brian S. MacKenzie, Chairman
         Barry L. Edwards
         Harold K. Roberts, Jr.

         THE FOLLOWING REPORT DOES NOT CONSTITUTE SOLICITING MATERIAL AND IS NOT CONSIDERED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY RYAN'S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, UNLESS THE COMPANY EXPRESSLY STATES OTHERWISE.


                          REPORT OF THE AUDIT COMMITTEE


         The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to the proxy statement relating to the 2001 annual meeting. The Audit Committee is comprised of three non-employee directors, all of whom are independent as defined in Rule
4200(a)(14)  of  the  National   Association  of  Securities   Dealers'  listing
standards.

         In carrying out its responsibilities, the Audit Committee has:

         o Reviewed and discussed the audited financial statements for the year ended January 2, 2002, with Ryan's management and will meet with the independent auditors at the April 2002 Audit Committee meeting;

         o Received from the independent auditors the matters required to be discussed by the Statement on Auditing Standard No. 61, Communication with Audit Committees and reviewed such matters and will discuss these matters with the independent auditors at the April 2002 Audit Committee meeting;

         o     Received  from  the  independent   auditors  written  disclosures
               regarding auditor independence and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the auditors their independence from Ryan's and its management;

         o Reviewed the selection, application and disclosure of critical accounting policies.

         In  addition,  the  chair of the  Audit  Committee  reviewed  quarterly
financial   statements  for  2001  and  discussed  these   statements  with  the
independent auditors.

         Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Ryan's Annual Report on Form 10-K for the year ended January 2, 2002, for filing with the Securities and Exchange Commission.

         All members of the Audit Committee concur in this report.

                Barry L. Edwards, Chairman
                Harold K. Roberts, Jr.
                James M. Shoemaker, Jr.

                                PERFORMANCE GRAPH

         Below is a line graph comparing the cumulative, total shareholder return on the Common Stock of Ryan's for the last five fiscal years with the cumulative total returns of the NASDAQ Market Index and a peer group consisting of all publicly traded companies whose SIC code is 5812, the code for eating restaurants, over the same period (assuming a $100 initial investment and dividend reinvestment). If you are a shareholder of record on March 6, 2002, the Company will promptly furnish to you without charge the identity of the companies included in the peer group. You may send requests to Ryan's, Post Office Box 100, Greer, South Carolina 29652; Attention: Shareholder Relations.

         Note: The stock price performance shown on the graph below does not necessarily indicate future price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                     AMONG RYAN'S FAMILY STEAK HOUSES, INC.,
              NASDAQ MARKET INDEX AND SIC RESTAURANT INDEX FOR THE
             FIVE-YEAR PERIOD ENDED JANUARY 2, 2002 (YEAR-END 2001)




                                [GRAPH OMITTED]













                               12/31/1996     12/31/1997     12/30/1998    12/29/1999    1/03/2001     1/02/2002
                               ------------ --------------- ------------- ------------- ------------- ------------
    RYAN'S FAMILY STEAK          $100.00        124.55         181.82        122.73        139.10       302.55
    HOUSES, INC.
    SIC RESTAURANT INDEX         $100.00        105.25         142.20        135.26        128.80       131.17
    NASDAQ MARKET INDEX          $100.00        122.32         172.52        304.29        191.25       152.46


                 PROPOSAL TO APPROVE THE 2002 STOCK OPTION PLAN
                             (ITEM #2 ON THE PROXY)

         The Board of Directors and the Compensation Committee recommend that the shareholders of the Company approve adoption of the Ryan's Family Steak Houses, Inc. 2002 Stock Option Plan (the "Plan"). Under the Plan, the Board or Compensation Committee would have the discretion to grant options for up to an aggregate maximum of 2,500,000 shares of the Company's Common Stock. This maximum number of shares may be appropriately adjusted to reflect any change in capitalization of the Company resulting from a stock dividend, recapitalization, merger, reorganization, consolidation, stock split or similar event affecting the characteristics of the shares of Common Stock of the Company. The Board and Compensation Committee recommend approval of the Plan because it will provide the Company's key personnel who participate in the Plan with an incentive to maximize shareholder value by better aligning their compensation with the interests of the Company's shareholders. Proceeds received by the Company from the sale of shares pursuant to options granted under the Plan will be used for general corporate purposes as determined by the Board.

         The purpose of the Plan is to promote the growth and profitability of the Company and its subsidiaries ("Subsidiaries") by increasing the personal participation of key personnel in the continued growth and financial success of the Company and the Subsidiaries by enabling the Company and the Subsidiaries to attract and retain key personnel of outstanding competence and by providing such key personnel with an equity opportunity in the Company.

         The Compensation Committee or a committee of the Board of Directors (the "Committee") that includes those members of the Compensation Committee who are "outside directors" as defined for purposes of Section 162(m) ("Section
162(m)") of the Internal Revenue Code of 1986, as amended (the "Code") and "non-employee directors" as defined for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, shall administer the Plan. The Committee shall have complete authority to: (i) interpret all terms and provisions of the Plan consistent with law; (ii) select from the group of those individuals eligible to participate in the Plan the key personnel to whom options will be granted; (iii) within the limits established in the Plan, determine the number of shares to be subject to and the term of each option granted to each of such personnel; (iv) prescribe the form of instrument(s) evidencing options granted under the Plan; (v) determine the time or times at which options shall be granted; (vi) make special grants of options when determined to be appropriate;
(vii) provide, if appropriate, for the exercise of options in installments and/or subject to specified conditions; (viii) determine the method of exercise of options granted under the Plan; (ix) determine any other terms and conditions to which options shall be subject, so long as such terms and conditions are not inconsistent with the Plan; (x) adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (xi) make all other determinations necessary or advisable for the administration of the Plan.

         Participation in the Plan is determined by the Committee and is limited to those key personnel, who may or may not be officers or members of the Board of Directors, of the Company or the Subsidiaries who have the greatest impact on the Company's long-term performance. In determining the key personnel to whom options shall be granted and the number of shares to be granted, the Committee shall take into account, in each case, the level and responsibility of the person's position, performance, compensation, assessed potential and other factors the Committee shall deem relevant to accomplish the purpose of the Plan. Directors of the Company or any Subsidiary who are not also employees of the Company are eligible to participate in the Plan only under the conditions described in the next paragraph. The Company believes that approximately 1,500 employees of the Company and its Subsidiaries are currently eligible to participate in the Plan.

         The Plan contains certain provisions for directors of the Company who, on the date of grant, are neither officers nor employees of the Company or any Subsidiary (each an "Eligible Director"). On October 31 of each calendar year (or, if October 31 is not a business day, the immediately preceding business day) (the "Grant Date"), each Eligible Director shall automatically receive from the Company an option to acquire 5,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the Grant Date. Each such option shall be exercisable immediately and at any time thereafter until and including the business day immediately preceding the tenth anniversary of the Grant Date. Notice of each such option granted on a Grant Date shall be given to each Eligible Director within a reasonable time after the Grant Date.

         The stock to be offered under the Plan, upon exercise of options, may be authorized but unissued common shares, shares previously issued and thereafter acquired by the Company (if permitted by applicable law), or any combination thereof. An aggregate of 2,500,000 shares are reserved for the grant under the Plan of options. The maximum number of shares of the Company's Common Stock that may be covered by options granted under the Plan in any fiscal year of the Company to any single participant is 100,000. Provided that the adjustment does not cause compensation payable under the Plan to lose its deductibility under Section 162(m), the maximum number of shares subject to the Plan shall be appropriately adjusted to reflect any change in the capitalization of the Company resulting from a stock dividend, stock split, or other adjustment contemplated by the Plan and occurring after the adoption of the Plan.

         The Committee shall establish the term of each option, but the term shall not exceed ten years (or five years for owners of more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary) from the date of grant. The Committee shall also determine the schedule for exercising each option. If an option expires or terminates for any reason without having been fully exercised, the unpurchased shares subject to the option shall again be available for the purposes of the Plan.

         The Committee may, in its sole discretion and subject to the provisions of the Plan, grant to eligible participants options to purchase shares of the Company's common stock. Options granted under this Plan may, at the discretion of the Committee, be: (i) options which are intended to qualify as incentive stock options ("ISOs") under Section 422 of the Code; (ii) Options which are not intended to qualify under Section 422 of the Code ("NQOs"); or (iii) both of the foregoing if granted separately, not in tandem. Options may be allotted to participants in such amounts, subject to the limitations specified in the Plan, as the Committee, in its sole discretion, may from time to time determine. In the case of options intended to be ISOs, the aggregate fair market value (determined at the time of the options' respective grants) of the shares with respect to which such options are exercisable for the first time by a participant during any calendar year (under all plans taken into account pursuant to Section 422(d) of the Code (or any successor provision)) shall not exceed $100,000.

         Generally, a participant is not taxed upon either the grant or exercise of an ISO. However, for purposes of determining an individual's alternative minimum tax, the difference between the exercise price of an ISO and the market price at the date of exercise gives rise to an adjustment of alternative minimum tax income in the year of exercise. To qualify as an ISO, the stock acquired by a participant must be held for at least two years after the option is granted and one year after it is exercised. The Company does not receive a tax deduction for the value of the option at date of grant or date of exercise of the option or at any other time unless the participant disposes of the stock before the holding periods expire.

         In the event of a disposition of an ISO prior to the end of the one- and two-year holding periods, the participant recognizes ordinary income in the taxable year of the disposition equal to the difference between the option price and the market value at date of exercise, and the Company receives a tax deduction in an equal amount. If the participant holds the stock for the period of time required for ISO qualification, then he will be taxed only on the gain realized upon the disposition of the stock. His gain will be equal to the difference between the sales price of the stock and its option price. There is no requirement that ISOs must be exercised in the order granted. For all options intended to be ISOs to receive ISO treatment, the fair market value of stock subject to ISOs that become exercisable by an individual for the first time in any future year cannot exceed $100,000, determined in accordance with fair market value at the date of grant. If an ISO is exercised after the death of the employee by the estate of the decedent, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the decedent, neither of the holding period requirements described above in this paragraph apply.

         If options granted under the Plan do not qualify as ISOs, they will be treated as "non-qualified stock options" or "NQOs." Ordinarily NQOs do not result in tax liability for Federal income tax purposes to the participant upon grant. Generally, upon exercise of an NQO, the participant recognizes ordinary income for Federal income tax purposes equal to the difference between the fair market value of the stock on the day of exercise and the exercise price. The Company receives a tax deduction for the amount the participant reports as ordinary income by reason of the exercise if the amount of ordinary income the participant should recognize is included in the participant's income reported on a timely Form W-2 or 1099. Upon a subsequent sale or disposition of the stock received from exercise of an option, the holder is generally taxable on any excess of the selling price over its fair market value at the date of exercise.

         Subject to the provisions of the Plan, an option granted under the Plan may be exercisable at such time or times after the date of grant, on such schedule, and upon such conditions as may be determined by the Committee at the time of grant (except for grants of options to Eligible Directors, which are exercisable at the times described above).

         Any option granted under the Plan (other than an option granted to a person who was an executive officer of the Company (as designated by the Board of Directors) at the time of the grant of the option (a "Grant-Date Officer")) shall terminate in full (whether or not previously exercisable) prior to the expiration of its term on the date the optionee ceases to be a director of the Company or an employee of the Company or any Subsidiary of the Company, except as follows:

         (a) if the optionee dies or becomes permanently and totally disabled, vested ISOs may be exercised up to one year after the date of death or termination of employment due to disability, and vested NQOs may be exercised up to two years after the date of death or termination of employment due to disability;
         (b) if the optionee resigns with the consent of the Company or has his or her directorship with the Company or employment with the Company or any Subsidiary terminated by the Company or any Subsidiary for any reason other than because of an "Immediate Termination Event" (as defined below), the optionee may exercise options vested as of the termination date for up to 3 months after the optionee ceases to be a director or employee;
         (c) if the optionee retires with the consent of the Company after the optionee has reached his or her 55th birthday and has at least 10 years of service with the Company or any Subsidiary, the optionee may exercise options vested as of the date of retirement for the remainder of their term; or
         (d) if the optionee retires with the consent of the Company in any circumstance not covered by the preceding clause (c), the optionee may exercise options vested as of the date of retirement for up to 2 years after such date.

         In the case of an option granted to a Grant-Date Officer, the termination of such participant's employment for a reason other than an Immediate Termination Event (as defined below) shall not affect the term of the option, and the option shall be exercisable by the option holder or his or her personal representative for its remaining term notwithstanding such termination of employment.

         An "Immediate Termination Event" means termination of employment or directorship by reason of: (i) failure to pass a drug test administered by the Company or any Subsidiary; (ii) obvious intoxication on the job or possession of any alcoholic substance on the premises of the Company or any Subsidiary; (iii) misuse of Company or Subsidiary assets (which shall include but not be limited to cash, inventory and/or equipment); (iv) gross misconduct in connection with the performance of job duties for the Company or any Subsidiary; or (v) conviction of a felony or entry of a guilty or nolo contendere plea to a felony offense by the individual. If an optionee has his or her directorship with the Company or employment with the Company or a Subsidiary terminated because of an Immediate Termination Event, all options held by such participant shall terminate in full (whether or not previously exercisable) on the date that the participant ceases to be an employee or a director.

         Under Section 422 of the Code, an ISO will lose its qualification as an ISO and be treated as an NQO if not exercised within three months of termination of the participant's employment with the Company (the three-month period is extended to one year in cases of disability and does not apply in cases of death). The expiration dates described above would, in certain instances, permit an optionee to exercise an option granted as an ISO to be exercised beyond the statutory deadline for exercise of an ISO. Thus options originally classified as ISOs exercised by optionees, or their representatives, who seek to take full advantage of the expiration dates described above could lose their ISO status and be taxed as NQOs.

         In no event may an Option be exercised after the expiration of its fixed term.

         Options granted pursuant to the Plan are not transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order. Options granted pursuant to the Plan that are intended to qualify as ISOs are not transferable except by will or the laws of descent and distribution and during a participant's lifetime are exercisable only by him or her.

         The price per share at which each option granted under the Plan may be exercised shall be the price as determined by the Committee at the time of grant based on criteria adopted by the Committee at the time of grant in good faith; provided, however, that in no event shall the exercise price per share of an option be less than 100% of the fair market value of the Common Stock on the date such option is granted (or 110% for owners of more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary). Fair market value is the closing price per share of the Common Stock as quoted on the NASDAQ National Market. The closing price of the Common Stock, as quoted on the NASDAQ National Market, on March 21, 2002 was $24.35 per share. Other than adjustments for stock splits, stock dividends and similar events, the price per share at which an option may be exercised may not be changed after the date of grant.

         A participant may exercise an option by completing each of the following steps:

          (a) indicating in writing the decision to exercise the option and delivering such notice to the Company;
          (b) tendering to the Company payment in full in cash, or in shares of the Company's Common Stock, of the exercise price for the shares for which the option is exercised;
          (c) tendering to the Company payment in full in cash, or in shares of the Company's Common Stock, of the amount of all federal and state withholding or other employment taxes applicable to taxable income, if any, of the holder resulting from such exercise; and
          (d) complying with such other reasonable requirements as the Committee may establish.

         The Plan provides that it may be suspended, terminated or amended by the Committee, except that shareholder approval would be required in the event an amendment were to:

          (a)  materially increase the benefits accruing to participants;
          (b) increase the number of securities issuable under the Plan (other than an increase pursuant to the antidilution provisions of the
               Plan);
          (c) change the class of individuals  eligible to receive  options;  or
          (d) otherwise materially modify the requirements for eligibility.

         The Plan provides that it shall terminate on the close of business on April 30, 2012, and no option shall be granted under the Plan after that date, but the termination shall not affect any option previously granted under the Plan.

         All of the Company's executive officers and other key personnel are currently eligible to participate in the Plan.

         Each of the directors and executive officers of the Company (including those named in this Proxy Statement), as a potential participant in the Plan, could be deemed to have an interest in approval of the Plan.

         Because shares of the Company's Common Stock will be issued upon exercise of options granted pursuant to the Plan, the proportional ownership of the Company by existing shareholders will be reduced.

         The Committee has not yet made any grants under the Plan and is unable to predict the exact number of options that will be granted under the Plan to officers or directors. The Committee expects, however, that in 2002 it will grant options under the Plan to officers and directors at levels similar to those granted during 2001. The options granted to directors during 2001 are discussed on page 4; options granted to Named Executive Officers during 2001 are shown on the table on page 9. During 2001 the Company granted options with respect to an aggregate of 152,000 shares of Common Stock to executive officers as a group, options with respect to 25,000 shares of Common Stock to directors who are not executive officers as a group, and options with respect to an aggregate of 623,000 shares of Common Stock to employees (including all current officers who are not executive officers) as a group.

         The Plan is being submitted to the shareholders of the Company for approval in order to qualify the Plan under the incentive stock option rules of the Code, in order to permit options issued under the plan to qualify for exemption from Section 162(m) of the Code and because of the requirements of NASDAQ. Section 162(m) generally denies a corporate income tax deduction for annual compensation in excess of $1,000,000 paid to the chief executive officer and the four most highly compensated officers of a public company (who, in each proxy statement, will be the Named Executive Officers for such year). Certain types of performance-based compensation, including certain types of stock options, can be excluded from this deduction limit.

         For the Plan to be approved, the number of votes cast in favor of the Plan must exceed the number of votes cast against the Plan. Broker non-votes and abstentions have no effect on the vote pertaining to the Plan. If the Plan is not approved by the requisite shareholder vote described above, it will not become effective. By approving the Plan, shareholders will be approving, among other things, the class of employees and the class of directors eligible to participate in the Plan and the limits on various compensation awards contained in the Plan. Shareholders have no dissenters' rights or rights of appraisal with respect to the vote to approve the Plan.

         THE BOARD OF DIRECTOR UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE RYAN'S FAMILY STEAK HOUSES, INC. 2002 STOCK OPTION PLAN.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (ITEM #3 ON THE PROXY)

         The Board has appointed KPMG LLP, independent certified public accountants, as auditors for Ryan's for the current fiscal year and to examine and report to shareholders on the financial statements as of and for the year ending January 1, 2003, and has requested that shareholders ratify the appointment. Representatives of KPMG LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions that the shareholders may have. KPMG LLP has acted for Ryan's in this capacity since 1981, and neither the firm nor any of its members has any relation with Ryan's except in the firm's capacity as auditors and tax advisors.

AUDIT FEES

         The aggregate fees billed for professional services rendered for the audit of Ryan's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in Ryan's Forms 10-Q for that fiscal year were $72,400.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by KPMG LLP for the most recent fiscal year.

ALL OTHER FEES

         The aggregate fees billed for all professional services rendered by KPMG LLP for the most recent fiscal year other than those described in the prior two paragraphs were approximately $20,400 for an audit of an employee benefit plan and for various tax and accounting services.

         The Audit Committee has considered whether the provision of these services is compatible with maintaining KPMG LLP's independence.

VOTE REQUIRED

         Ratification of the appointment of KPMG LLP as independent auditors will require that, of the shares present at the Annual Meeting in person or by proxy and voting on the matter, there be more positive votes than negative votes. Abstentions and broker non-votes will not be counted.

         THE  BOARD  OF  DIRECTORS   UNANIMOUSLY   RECOMMENDS  A  VOTE  FOR  THE
RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS.


                             SOLICITATION OF PROXIES

         Ryan's will pay for soliciting proxies. Officers and other regular employees of Ryan's may solicit proxies by telephone, e-mail, telegram or personal interview for no additional compensation. Ryan's has engaged W. F. Doring & Company to solicit proxies and distribute materials to brokerage houses, banks, custodians, nominees and fiduciaries for a fee of approximately $10,000. Ryan's will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to shareholders.


                            PROPOSALS OF SHAREHOLDERS

         Any shareholder who wishes to present a proposal at the 2003 Annual Meeting of Shareholders and have his or her proposal included in the proxy statement and proxy card relating to that meeting must deliver such proposal to Ryan's no later than November 28, 2002. The proposal must comply with the rules of the SEC relating to shareholder proposals. Shareholders desiring to make a recommendation to the Nominating Committee of the Board of Directors should submit the name(s) and business background(s) of the proposed nominee(s) for the Board by no later than November 28, 2002. With respect to a shareholder proposal for the 2003 Annual Meeting of Shareholders that is not intended to be included in the proxy materials relating to the meeting, the proposal must be received by Ryan's at least forty-five (45) days prior to the shareholders meeting at which the proposal is to be presented. After that date, the proposal will not be considered timely. Shareholders may send their proposals to Ryan's, Attention:
Janet J. Gleitz, Post Office Box 100, Greer, South Carolina 29652.


                              FINANCIAL INFORMATION

         THE COMPANY'S 2001 ANNUAL REPORT IS ENCLOSED. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF MARCH 6, 2002, WHO REQUESTS IN WRITING, A COPY OF THE 2001 ANNUAL REPORT OR THE 2001 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS), INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, IF ANY, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS MAY DIRECT REQUESTS TO RYAN'S FAMILY STEAK HOUSES, INC., 405 LANCASTER AVENUE, GREER, SOUTH CAROLINA 29650, OR POST OFFICE BOX 100, GREER, SOUTH CAROLINA 29652, ATTENTION: JANET J. GLEITZ, SECRETARY. REQUESTS CAN ALSO BE MADE THROUGH THE COMPANY'S WEBSITE AT WWW.RYANSINC.COM.

                                 OTHER BUSINESS

         As of the date of this Proxy Statement, management was not aware that any business not described above would be presented for consideration at the Annual Meeting. If any other business properly comes before the meeting, the shares represented by proxies will be voted according to the best judgment of the person voting them.


                                            By Order of the Board of Directors,


                                            /s/ Janet J. Gleitz

                                            Janet J. Gleitz
                                            Secretary

Greer, South Carolina
March 28, 2002

APPENDIX A

|X|   PLEASE MARK VOTE AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE BELOW-LISTED
PROPOSALS.

------------------------------------------------------------------------

1) Elect as directors the seven nominees listed below to serve until the Annual Meeting of Shareholders in the year 2003 or until their successors are elected and qualified:

      NOMINEES:  (01) Charles D. Way, (02) G. Edwin McCranie, (03) Barry
                 L. Edwards, (04) James M. Shoemaker, Jr., (05) Harold K. Roberts, Jr., (06) James D. Cockman, (07) Brian S. MacKenzie

                         FOR                                 WITHHELD
                         ALL        |_|            |_|       FROM ALL
                       NOMINEES                              NOMINEES

                 |_| _____________________________________________
                       For all nominees except as noted above

------------------------------------------------------------------------
                    RYAN'S FAMILY STEAK HOUSES, INC.
------------------------------------------------------------------------

2)    To approve the Ryan's Family Steak Houses, Inc. 2002 Stock Option
      Plan.
      |_|For       |_| Against         |_| Abstain

3) Ratify the appointment of KPMG LLP as independent auditors for Ryan's for the current fiscal year:
      |_| For      |_| Against         |_| Abstain

THIS PROXY CARD WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

Mark the box at right if you plan to attend the Annual Meeting.   |_|

Mark box at right if an address change or comment has             |_|
been noted on the reverse side of this card.

In its discretion, the proxy is authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof and on matters incident to the conduct of the meeting.

If any other business is presented at the Annual Meeting, this proxy card will be voted by the person(s) appointed proxy in his or their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Signature___________________________________ Date: ____________________

Signature___________________________________ Date: ____________________

                        RYAN'S FAMILY STEAK HOUSES, INC.
                          405 Lancaster Avenue (29650)
                           Post Office Box 100 (29652)
                              Greer, South Carolina

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2002 ANNUAL MEETING OF
                                  SHAREHOLDERS


The undersigned shareholder of Ryan's Family Steak Houses, Inc. (the "Company"), hereby revoking all previous proxies, hereby appoints Charles D. Way and G. Edwin McCranie and either of them, the attorney or attorneys or proxy or proxies, with full power of substitution, to act for and in the name of the undersigned  to vote  all  shares  of  Common  Stock  of the  Company  that  the undersigned shall be entitled to vote, at the 2002 Annual Meeting of Shareholders of the Company, to be held at the Greenville/Spartanburg Airport Marriott, Greenville, South Carolina, on Wednesday, May 1, 2002, at 11:00 a.m. local time, and at any and all adjournments thereof, as set forth on the reverse side.

Receipt of the Notice of the Meeting, the accompanying Proxy Statement and the Annual Report to Shareholders is hereby acknowledged.

--------------------------------------------------------------------------------
    PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------
Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?
If so, print new address below:

-----------------------------------           ---------------------------------

-----------------------------------           ----------------------------------

-----------------------------------           ----------------------------------

APPENDIX B



                        RYAN'S FAMILY STEAK HOUSES, INC.


                             2002 STOCK OPTION PLAN


















                           Effective as of May 1, 2002

                        RYAN'S FAMILY STEAK HOUSES, INC.
                             2002 STOCK OPTION PLAN
         1.  PURPOSE
             -------

         The purpose of the Ryan's Family Steak Houses, Inc. Stock Option Plan (the "Plan") is to promote the growth and profitability of Ryan's Family Steak Houses, Inc. (the "Company") and its subsidiaries from time to time (the "Subsidiaries") by increasing the personal participation of key personnel in the continued growth and financial success of the Company and the Subsidiaries by enabling the Company and the Subsidiaries to attract and retain key personnel of outstanding competence and by providing such key personnel with an equity opportunity in the Company. This purpose will be achieved through the grant of stock options ("Options") to purchase shares of the common stock of the Company.

         2.  ADMINISTRATION
             --------------

         The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"); provided, however, that, if the Compensation Committee includes members who are not "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision ("Section 162(m)")) or "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 ("Rule 16b-3")) the Plan shall be administered by a special committee of the Board of Directors that includes those members of the Company's Compensation Committee (not less than two) who are "outside directors" and "non-employee directors." The administering committee shall be referred to herein as the "Committee." The Committee shall have complete authority to: (i) interpret all terms and provisions of the Plan consistent with law; (ii) select from the group of those individuals eligible to participate in the Plan the key personnel to whom Options shall be granted; (iii) within the limits established herein, determine the number of shares to be subject to and the term of each Option granted to each of such personnel; (iv) prescribe the form of instrument(s) evidencing Options granted under this Plan; (v) determine the time or times at which Options shall be granted; (vi) make special grants of Options when determined to be appropriate; (vii) provide, if appropriate, for the exercise of Options in installments and/or subject to specified conditions;
(viii) determine the method of exercise of Options granted under the Plan; (ix) determine any other terms and conditions to which Options shall be subject, so long as such terms and conditions are not inconsistent with this Plan; (x) adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (xi) make all other determinations necessary or advisable for the administration of this Plan.
         Any action which the Committee is authorized to take may be taken without a meeting if all the members of the Committee sign a written document authorizing such action to be taken, unless different provision is made by the Bylaws of the Company or by resolution of the Committee.
         The Committee may designate selected Board members or certain employees of the Company to assist the Committee in the administration of the Plan and may grant authority to such persons to execute documents including Options on behalf of the Committee; subject in each such case to the requirements of Rule 16b-3 and Section 162(m).
         No member of the Board or Committee or employee of the Company assisting the Board or Committee pursuant to the preceding paragraph shall be liable for any action taken or determination made in good faith.

         3. ELIGIBILITY AND FACTORS TO BE CONSIDERED IN GRANTING OPTIONS
            ------------------------------------------------------------

         Participation in this Plan shall be determined by the Committee and (other than grants pursuant to Section 5 hereof) shall be limited to those key personnel, who may or may not be officers or members of the Board of Directors, of the Company and the Subsidiaries who have the greatest impact on the Company's long-term performance. In making any determination as to the key personnel to whom Options shall be granted and as to the number of shares to be subject thereto, the Committee shall take into account, in each case, the level and responsibility of the position, performance, compensation, assessed potential and such other factors as the Committee shall deem relevant to the accomplishment of the purposes of the Plan.
         Directors of the Company or any Subsidiary who are not also employees of the Company or any Subsidiary are not eligible to participate in this Plan, except pursuant to Section 5 of the Plan. Options may be granted under this Plan only for a reason connected with employment or directorship.

         4. STOCK SUBJECT TO PLAN
            ---------------------

         The stock to be offered under this Plan, upon exercise of Options, may be authorized but unissued common shares, shares previously issued and thereafter acquired by the Company (if permitted by applicable law), or any combination thereof. An aggregate of 2,500,000 shares are reserved for the grant of Options under this Plan, any or all of which, at the Committee's discretion, may be intended to qualify as incentive stock options under Section 422 of the Code. The maximum number of shares of the Company's common stock that may be covered by Options granted under the Plan in any fiscal year of the Company to any single participant is 100,000. Provided that the adjustment does not cause compensation payable under this Plan to lose its deductibility under Section 162(m), the maximum number of shares subject to the Plan shall be appropriately adjusted to reflect any change in the capitalization of the Company resulting from a stock dividend, stock split, or other adjustment contemplated by Section 15 of this Plan and occurring after the adoption of this Plan.
         If an Option granted hereunder shall expire or terminate for any reason without having been fully exercised, the unpurchased shares subject thereto shall again be available for the purposes of this Plan.
         The Committee will maintain records showing the cumulative total of all shares subject to Options outstanding under this Plan.

         5. OPTIONS FOR DIRECTORS WHO ARE NEITHER OFFICERS NOR EMPLOYEES
            ------------------------------------------------------------

         The grant of Options under this Section 5 shall be limited to those directors of the Company who, on the date of grant, are neither officers nor employees of the Company or any Subsidiary (each an "Eligible Director").
         On October 31 of each calendar year (or, if October 31 is not a business day, the immediately preceding business day) (the "Grant Date"), each Eligible Director shall automatically receive from the Company an option to acquire 5,000 shares of common stock at an exercise price equal to the closing price of the Common stock on the Grant Date. Each such Option shall be exercisable immediately and at any time and from time to time thereafter (subject to Section 11 hereof) until and including the date which is the business day immediately preceding the tenth anniversary of the Grant Date. Notice of each such Option granted on a Grant Date shall be given to each Eligible Director within a reasonable time after the Grant Date. The number of shares subject to Options granted under this Section 5 shall not be subject to adjustment pursuant to Section 15., provided, however, that the Committee, in its sole discretion, may increase or decrease such number of shares from time to time.
         This Section 5 may not be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code or the rules and regulations thereunder.

          6. ALLOTMENT OF SHARES
             -------------------

         The Committee may, in its sole discretion and subject to the provisions of the Plan, grant to eligible participants, on or after the effective date hereof, Options to purchase shares of the Company's common stock. Options granted under this Plan may, at the discretion of the Committee, be: (i) Options which are intended to qualify as incentive stock options under Section 422 of the Code (or any successor provision); (ii) Options which are not intended to so qualify under Section 422 of the Code (or any successor provision); or (iii) both of the foregoing if granted separately and not in tandem. Each Option granted under this Plan must be clearly identified as to its status as an incentive stock option or not.
         Options may be allotted to participants in such amounts, subject to the limitations specified in this Plan, as the Committee, in its sole discretion, may from time to time determine.
         In the case of Options intended to be incentive stock options, the aggregate fair market value (determined at the time of the Options' respective grants) of the shares with respect to which such Options are exercisable for the first time by a participant hereunder during any calendar year (under all plans taken into account pursuant to Section 422(d) of the Code (or any successor provision)) shall not exceed $100,000.
         Options  not  intended  to qualify as  incentive  stock  options  under
Section 422 of the Code (or any successor provision) may be granted to any Plan participant without regard to the Section 422 limitations.

         7. OPTION PRICE
            ------------

         The price per share at which each Option granted under the Plan may be exercised shall be such price as shall be determined by the Committee at the time of grant based on such criteria as may be adopted by the Committee in good faith; provided, however, in no case shall the exercise price per share be less than one hundred percent (100%) of the fair market value of the common stock at the time such Option is granted (or 110% for owners of more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary). Other than adjustments pursuant to Section 15 of this Plan, the price per share at which an Option granted under this Plan may be exercised shall not be changed after the date of grant.
         If the Company's shares of common stock are:
                   (1) actively traded on any national securities exchange or NASDAQ system that reports their sales prices, fair market value shall be the closing price per share on the date the Committee grants the Option;
                   (2) otherwise traded over the counter, fair market value shall be the average of the final bid and asked prices for the shares of the Company's common stock as reported for the date the Committee grants the Option; or
                   (3) not traded, the Committee shall consider any factor or factors which it believes affects fair market value, and shall determine fair market value without regard to any restriction other than a restriction which by its terms will never lapse.

         8. TERM OF OPTION
            --------------

         The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed ten (10) years (or five (5) years for owners of more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary) from the date of the grant.

         9. TIME OF GRANTING OPTIONS
            ------------------------

         The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the determination shall be given to each individual to whom an Option is so granted, within a reasonable time after the date of such grant.

         10. NON-TRANSFERABILITY
             -------------------

         An Option granted to a participant under this Plan shall not be transferable by him or her except by will or the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a domestic relations order. In the case of an Option intended to be an incentive stock option, such Option shall not be transferable by a participant other than by will or the laws of descent and distribution and during the optionee's lifetime shall be exercisable only by him or her.

         11. EXERCISE OF OPTIONS
             -------------------

         Subject to the provisions of this Plan, an Option may be exercisable at such time or times after the date of grant thereof, on such schedule, and upon such conditions as may be determined by the Committee at the time of grant, and an Option granted under Section 5 hereof shall be exercisable in accordance with the provisions of Section 5 hereof. The Committee may, in its discretion, temporarily suspend the exercise of Options from time to time for a period not to exceed thirty (30) days.
         Exercisability of Incentive Stock Options. Any Option granted under this Plan which is intended to qualify as an incentive stock option under
Section 422 of the Code (or any successor provision) (other than an Option granted to a person who was an executive officer of the Company (as designated by the Board of Directors) at the time of the grant of the Option (a "Grant-Date Officer")) shall terminate in full (whether or not previously exercisable) prior to the expiration of its term on the date the optionee ceases to be a director of the Company or an employee of the Company or any Subsidiary of the Company, unless the optionee shall (a) die while a director of the Company or an employee of the Company or such Subsidiary, in which case the participant's personal representative or representatives may exercise all or part of the previously unexercised portion of the Option at any time within one year after the participant's death (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time the participant died, (b) become permanently or totally disabled within the meaning of Section 22(e)(3) of the Code (or any successor provision) while a director of the Company or an employee of the Company or a Subsidiary, in which case the participant or his or her personal representative may exercise the previously unexercised portion of the Option at any time within one year after termination of his or her employment or directorship (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time the participant terminated his or her employment because of becoming permanently or totally disabled, (c) resign with the consent of the Company or have his or her directorship with the Company or employment with the Company or any Subsidiary terminated by the Company or any Subsidiary for any reason other than because of an "Immediate Termination Event" (as defined below), in which case the participant may exercise the previously unexercised portion of the Option at any time within three months after the participant's resignation or termination (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised immediately prior to such resignation or termination, (d) retire with the consent of the Company after the optionee has reached his or her 55th birthday and has at least 10 years of service with the Company or any Subsidiary, in which case the participant may exercise the previously unexercised portion of such Option at any time prior to the expiration of its fixed term for the number of shares for which the Option could have been exercised immediately prior to such retirement, or (e) retire with the consent of the Company in any circumstance not covered by the preceding clause (d), in which case the participant may exercise the previously unexercised portion of such Option at any time within two years after the participant's retirement (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised immediately prior to such retirement.
         Exercisability of Stock Options other than Incentive Stock Options. Any Option granted under this Plan which is not intended to qualify as an incentive stock option under Section 422 of the Code (or any successor provision) (other than an Option granted to a Grant-Date Officer) shall terminate in full (whether or not previously exercisable) prior to the expiration of its term on the date the optionee ceases to be a director of the Company or an employee of the Company or any Subsidiary of the Company, unless the optionee shall (a) die while a director of the Company or an employee of the Company or such Subsidiary, in which case the participant's personal representative or representatives may exercise all or part of the previously unexercised portion of the Option at any time within two years after the participant's death (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time the participant died, (b) become permanently or totally disabled within the meaning of Section 22(e)(3) of the Code (or any successor provision) while a director of the Company or an employee of the Company or a Subsidiary, in which case the participant or his or her personal representative may exercise the previously unexercised portion of the Option at any time within two years after termination of his or her employment or directorship (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time the participant terminated his or her employment because of becoming permanently or totally disabled, (c) resign with the consent of the Company or have his or her directorship with the Company or employment with the Company or any Subsidiary terminated by the Company or any Subsidiary for any reason other than because of an "Immediate Termination Event" (as defined below), in which case the participant may exercise the previously unexercised portion of the Option at any time within three months after the participant's resignation or termination (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised immediately prior to such resignation or termination, (d) retire with the consent of the Company after the optionee has reached his or her 55th birthday and has at least 10 years of service with the Company or any Subsidiary, in which case the participant may exercise the previously unexercised portion of such Option at any time prior to the expiration of its fixed term for the number of shares for which the Option could have been exercised immediately prior to such retirement, or (e) retire with the consent of the Company in any circumstance not covered by the preceding clause
(d), in which case the participant may exercise the previously unexercised portion of such Option at any time within two years after the participant's retirement (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised immediately prior to such retirement.
         Options to Grant-Date Officers. In the case of an Option granted to a Grant-Date Officer, the termination of such participant's employment for a reason other than an Immediate Termination Event (as defined below) shall not affect the term of the Option and the Option shall be exercisable by the option holder or his or her personal representative for its remaining term notwithstanding such termination of employment.
         Immediate Termination Event. An "Immediate Termination Event" means termination of employment or directorship by reason of: (i) failure to pass a drug test administered by the Company or any Subsidiary; (ii) obvious intoxication on the job or possession of any alcoholic substance on the premises of the Company or any Subsidiary; (iii) misuse of Company or Subsidiary assets (which shall include but not be limited to cash, inventory and/or equipment);
(iv) gross misconduct in connection with the performance of job duties for the Company or any Subsidiary; or (v) conviction of a felony or entry of a guilty or nolo contendere plea to a felony offense by the individual. Notwithstanding anything to the contrary herein, if a participant to whom an Option shall have been granted shall have his or her directorship with the Company or employment with the Company or a Subsidiary terminated because of an Immediate Termination Event, all options held by such participant shall terminate in full (whether or not previously exercisable) prior to their term on the date that the participant ceased to be an employee of the Company or a Subsidiary or a director of the Company.
         No Exercise After Fixed Term of Option. In no event may an Option be exercised after the expiration of its fixed term.

         12. METHOD OF EXERCISE
             ------------------

         Each Option granted under this Plan shall be deemed exercised when the holder: (a) shall indicate the decision to do so in writing delivered to the Company; (b) shall tender to the Company payment in full in cash, or in shares of the Company's common stock, of the exercise price for the shares for which the Option is exercised; (c) shall tender to the Company payment in full in cash, or in shares of the Company's common stock, of the amount of all federal and state withholding or other employment taxes applicable to the taxable income, if any, of the holder resulting from such exercise; and (d) shall comply with such other reasonable requirements as the Committee may establish.
         No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an Option until a certificate or certificates for the shares has been delivered.
         An Option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan for the remaining shares subject to the Option. An optionee must exercise Options in 100 share increments, unless the optionee is exercising Options upon or after termination of the optionee's employment with the Company or a Subsidiary.

         13. CANCELLATION AND REPLACEMENT OF OPTIONS
             ---------------------------------------

         The Committee may, at any time or from time to time, permit the voluntary surrender by the holder of any outstanding Option under this Plan where such surrender is conditioned upon the granting to such holder of new Option(s) for such number of shares as the Committee shall determine, or may require such a voluntary surrender as a condition precedent to the grant of new Option(s) to such holder.
         The Committee shall determine the terms and conditions of new Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and conditions of the Options surrendered. Any such new Option(s) shall be subject to all the relevant provisions of this Plan. In no event, however, shall a cancellation and regrant be used to effect a "repricing" that would result in a decrease in the per-share exercise price of an Option granted under this Plan.
         The shares subject to any Option(s) so surrendered shall no longer be charged against the limitation provided in Section 4 of this Plan and may again become shares subject to the Plan.
         Except as may be otherwise required under Section 162(m) with respect to "covered employees" (as defined in Section 162(m)), the granting of new
Option(s) in connection with the surrender of outstanding Option(s) under this Plan shall be considered for the purposes of the Plan as the grant of new Option(s) and not an alteration, amendment or modification of the Plan or of the Option(s) being surrendered.

         14. TERMINATION OF OPTIONS
             ----------------------

         An Option granted under this Plan shall be considered terminated in whole or in part to the extent that, in accordance with the provisions of this Plan, it can no longer be exercised for any shares originally subject to the Option. The shares subject to any Option, or portion thereof, which terminates shall no longer be charged against the limitation provided in Section 4 of this Plan and may again become shares subject to the Plan.

         15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
             ------------------------------------------

         In the event of a stock dividend, recapitalization, merger, reorganization, consolidation, stock split, stock consolidation or any other change in the characteristics of the shares of common stock, the shares available for purposes of this Plan or subject to Options outstanding hereunder shall be correspondingly increased, diminished or changed, so that by exercise of any outstanding Option the participant shall receive, without change in aggregate purchase price, securities, as so increased, diminished or changed, (and other property, if applicable) comparable to the securities (and property, if applicable) he or she would have received if he or she had exercised his or her Option prior to such event and had continued to hold the common stock so purchased until affected by such event; provided with respect to incentive stock options that, in the case of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the excess of the aggregate fair market value of the shares subject to any Option immediately after such event over the aggregate exercise price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the Option immediately before such event over the aggregate exercise price of such shares. The Committee, in its discretion, may elect not to make adjustments pursuant to this Section 15. to the extent necessary to ensure that compensation payable under this Plan does not lose its deductibility on account of Section 162(m).
         Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         16. COMPLIANCE WITH SECURITIES AND EXCHANGE COMMISSION AND OTHER REQUIREMENTS
-------------------------------------------------------------------------

         No certificate(s) for shares shall be executed and delivered upon exercise of an Option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the South Carolina Uniform Securities Act, as amended, any other applicable state blue sky law(s) and the requirements of any exchange or NASDAQ system on which the common stock of the Company may, at the time, be listed.
         In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the Option and may require such consent and releases of taxing authorities as it may deem advisable.

         17. NO RIGHT TO EMPLOYMENT
             ----------------------

         Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any participant under this Plan any right to continue in the employ or as a director of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment or directorship of any participant in this Plan at any time with or without assigning a reason therefore, to the same extent as the Company or Subsidiary might have done if this Plan had not been adopted.

         18. AMENDMENT AND TERMINATION
             -------------------------

         The Committee may at any time suspend, amend or terminate this Plan. The Committee may make such modifications of the terms and conditions of a holder's Option as it shall deem advisable. No Option may be granted during any suspension of the Plan or after such termination. Notwithstanding the foregoing provisions of this Section, no amendment, suspension or termination shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted under the Plan.
         In addition to Committee approval of an amendment, if the amendment would: (i) materially increase the benefits accruing to participants; (ii) increase the number of securities issuable under this Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split); (iii) change the class of employees eligible to receive Options; or (iv) otherwise materially modify the requirements for eligibility, then such amendment shall be approved by a majority of the shares of the Company's capital stock present and voting either in person or by proxy, and entitled to vote, at a meeting duly held of the stockholders of the Company.

         19. USE OF PROCEEDS
             ---------------

         The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes as determined by the Board.

         20. INDEMNIFICATION OF COMMITTEE
             ----------------------------

         In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, investigation or other proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member (or Committee member, as applicable) is liable for gross negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding the Board member (or Committee member, as applicable) shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         21. EFFECTIVE DATE OF THE PLAN
             --------------------------

         This Plan shall be effective as of May 1, 2002, subject, however, to approval by the requisite shareholder vote at the annual meeting of shareholders of the Company held or to be held on or about May 1, 2002.

         22. SECTION 162(m)
             --------------

         This Plan and its operation are intended to satisfy the requirements of
Section 162(m) with respect to permitting the deductibility of compensation for those participants who are "covered employees" for purposes of Section 162(m). In the event that any provision of this Plan or an Option granted under this Plan does not so satisfy Section 162(m), that provision shall be deemed amended to the extent necessary to satisfy Section 162(m).

         23. DURATION OF THE PLAN
             --------------------

         Unless previously terminated by the Committee, this Plan shall terminate at the close of business on April 30, 2012, and no Option shall be granted under it thereafter, but such termination shall not affect any option theretofore granted under the Plan.